Exhibit 99.1

Investor Relations and Media Contact:
Tom Decker
(847) 653-7399

Taylor Capital Announces Preferred Stock Offering

CHICAGO, IL — November 16, 2012 — Taylor Capital Group, Inc. (the “Company”) (NASDAQ: TAYC), the parent company of Cole Taylor Bank, priced a public offering of $100.0 million of its Perpetual Non-Cumulative Preferred Stock, Series A (the “Preferred Stock”), at a price of $25.00 per share.  Dividends on the Preferred Stock will be payable when, as and if declared by the Company’s board of directors on a non-cumulative basis at an annual rate of 8.00%.

The offering is expected to close on or about November 20, 2012 subject to customary conditions.  The Company intends to use the net proceeds of this offering to facilitate the further expansion of its national businesses (Cole Taylor Mortgage, Cole Taylor Business Capital and Cole Taylor Equipment Finance) and its Chicago commercial banking business and for general corporate purposes.  The Preferred Stock has been structured to qualify as Tier 1 capital under currently applicable regulatory guidelines.

Sandler O’Neill + Partners is the sole book running manager for the offering.  Co-managers are Stifel Nicolaus & Co, Inc., Janney Montgomery Scott LLC., and Boenning & Scattergood, Inc. This offering is being made pursuant to a prospectus supplement to the Company’s prospectus, dated January 26, 2011, filed as part of the Company’s effective universal shelf registration statement.  Copies of the prospectus supplement and accompanying prospectus relating to the Preferred Stock may be obtained by contacting the sole book running manager:  Sandler O’Neill + Partners, Attention:  Prospectus Department, telephone: (866) 805-4128 or by visiting EDGAR on the SEC Web site at http://sec.gov/.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction.

About Taylor Capital Group, Inc. (NASDAQ: TAYC)

Taylor Capital Group, Inc. is the holding company of Cole Taylor Bank (the “Bank”), a commercial bank headquartered in Chicago with assets of $5.1 billion as of September 30, 2012. The Bank specializes in serving the banking needs of closely-held businesses and the people who manage them. Through its national businesses, Cole Taylor Business Capital, Cole Taylor Mortgage and Cole Taylor Equipment Finance, the Bank also provides services related to asset based lending, residential mortgage lending and commercial equipment leasing through a growing network of offices throughout the United States. The Bank is a member of the FDIC and is an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “might”, “contemplate”, “plan”, “prudent”, “potential”, “should”, “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2012 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the section captioned “Risk Factors” in our December 31, 2011 Annual Report on Form 10-K filed with the SEC on March 9, 2012 as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we have made with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.